SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report
Pursuant To Section 13 Or 15(D) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2007
MRV COMMUNICATIONS, INC.
(Name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation or organization)	001-11174 (Commission File Number)	06-1340090 (I.R.S. Employer Identification Number)

20415 Nordhoff Street Chatsworth, Ca (Address of principal executive offices)	91311 (Zip Code)
Registrant’s telephone number, including area code: (818) 773-0900
Not Applicable
Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition.
On July 25, 2007, registrant made an earnings release announcing registrant’s 2007 second quarter unaudited financial results, the text of which is set forth in Exhibit 99.1 attached hereto. All information in the press release is presented as of July 25, 2007, and registrant does not assume any obligation to update such information in the future.
On July 25, 2007, as previously announced, registrant held a teleconference and audio web cast to discuss its 2007 second quarter unaudited financial results. The transcript of, and the Financial Highlights Overview and Highlights presented at, this teleconference and web cast is furnished herewith as Exhibit 99.2. All information in the transcript and web cast is presented as of July 25, 2007, and registrant does not assume any obligation to update such information in the future.
The information included in this Item 2.02, as well as Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 8.01. Other Events.
On July 25, 2007, MRV publicly announced its unaudited statements of operations for the three and six months ended June 30, 2007 and its balance sheet at June 30, 2007 (unaudited). These financial statements, which are included herein as part of Item 8.01 of this Report, follow on pages 4 and 5 of this Report.
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MRV Communications, Inc.
Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
	(Unaudited)
Revenue	$101,962	$86,965	$191,641	$164,227
Cost of goods sold	72,063	60,256	133,426	111,773

Gross profit	29,899	26,709	58,215	52,454
Gross margin	29%	31%	30%	32%

Operating costs and expenses:
Product development and engineering	6,846	6,672	14,152	13,652
Selling, general and administrative	24,035	21,823	46,774	42,497
Goodwill impairment	—	52	—	52

Total operating costs and expenses	30,881	28,547	60,926	56,201

Operating loss	(982)	(1,838)	(2,711)	(3,747)

Interest expense	(964)	(733)	(2,016)	(1,789)
Other income, net	1,207	1,050	2,642	1,666

Loss before taxes	(739)	(1,521)	(2,085)	(3,870)
Provision for taxes	1,721	1,122	2,591	2,454

Net loss	$(2,460)	$(2,643)	$(4,676)	$(6,324)

Net loss per share:
Basic and diluted	$(0.02)	$(0.02)	$(0.04)	$(0.05)
Weighted average number of shares:
Basic and diluted	126,011	125,073	125,885	116,442

MRV Communications, Inc.
Balance Sheets
(In thousands)

	June 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$95,060	$91,722
Short-term marketable securities	7,500	25,864
Time deposits	4,875	821
Accounts receivable, net	98,264	95,244
Inventories	68,800	61,361
Deferred income taxes	895	895
Other current assets	15,514	13,607

Total current assets	290,908	289,514

Property and equipment, net	14,609	14,172

Goodwill	36,316	36,348

Deferred income taxes	1,460	1,460

Other assets	4,697	4,728

	$347,990	$346,222

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term obligations	$22,765	$26,289
Accounts payable	58,204	47,384
Accrued liabilities	27,048	29,704
Deferred revenue	7,370	7,624
Convertible notes	23,000	—
Other current liabilities	4,766	5,926

Total current liabilities	143,153	116,927

Convertible notes	—	23,000

Other long-term liabilities	7,283	7,295

Minority interest	5,272	5,248

Commitments and contingencies

Stockholders’ equity	192,282	193,752

	$347,990	$346,222

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Registrant’s earnings release of July 25, 2007 announcing registrant’s 2007 second quarter unaudited financial results (furnished pursuant to Item 2.02)

Exhibit 99.2	The transcript of, and the Financial Highlights Overview and Highlights, presented at, registrant’s teleconference of July 25, 2007 (furnished pursuant to Item 2.02).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: July 27, 2007

MRV COMMUNICATIONS, INC.
By:	/s/ Noam Lotan
Noam Lotan
President and Chief Executive Officer